Exhibit 21.1

SUBSIDIARIES OF THE ISSUER

Subsidiary Name	Jurisdiction of Incorporation
Beauty Systems Group LLC	Delaware(1)
Armstrong McCall Holdings, Inc.	Texas
Arnolds, Inc.	Arkansas
Armstrong McCall Holdings, L.L.C.	Texas
Armstrong McCall Management, L.C.	Texas
Armstrong McCall L.P.	Texas
Innovations—Successful Salon Services	California(2)
Procare Laboratories, Inc.	Delaware
Neka Salon Supply, Inc.	New Hampshire
Salon Success International, LLC	Florida
Aerial Company, Inc.	Wisconsin
Sally Beauty Supply LLC	Delaware
Diorama Services Company, LLC	Delaware
Sally Capital Inc.	Delaware
Sally Beauty Distribution LLC	Delaware
Sally Beauty International Finance LLC	Delaware
Beauty Holding LLC	Delaware
Beyond the Zone, Inc.	Delaware
Silk Elements, Inc.	Delaware
High Intensity Products, Inc.	Delaware
Nail Life, Inc.	Delaware
Sexy U Products, Inc.	Delaware
For Perms Only, Inc.	Delaware
Energy of Beauty, Inc.	Delaware
Miracle Lane, Inc.	Delaware
Tanwise, Inc.	Delaware
Satin Strands, Inc.	Delaware
Brentwood Beauty Laboratories International, Inc.	Texas
Ion Professional Products, Inc.	Delaware
New Image Professional Products, Inc.	Delaware
Esthetician Services, Inc.	Delaware
Femme Couture International, Inc.	Delaware
Generic Value Products, Inc.	Delaware
Venique, Inc.	Delaware
Land of Dreams, Inc.	Delaware
Coloresse, Inc.	Delaware
Design Lengths, Inc.	Delaware
Power IQ, Inc.	Delaware
Soren Enterprises, Inc.	Delaware
Sally Beauty Distribution of Ohio, Inc.	Delaware
Sally Beauty International, Inc.	Delaware
Sally Beauty Supply BV	Netherlands
Pro-Duo Deutschland GmbH	Germany
Sally Beauty Canada Holdings LLC	Delaware
SBCBSG Company de Mexico, s. de R.I. de C.V.	Mexico
SBIFCO Company de Mexico, S.A. de C.V.	Mexico
Sally Beauty International Holdings, C.V.	Netherlands
Sally International Holdings LLC	Delaware
Sally Beauty Holdings LP	Bermuda
Sally EURO Holdings LLC	Delaware

Sally CAD Holdings LLC	Delaware
Sally GBP Holdings LLC	Delaware
Gen X Beauty LLC	Delaware
Sally Beauty Worldwide Holdings BV	Netherlands
SBH Finance B.V.	Netherlands
Sally Beauty de Puerto Rico, Inc.	Puerto Rico(3)
BSG Canada Holdings Company	Nova Scotia
SBH Netherlands Cooperatief U.A. i.l.	Netherlands
Beauty Systems Group (Canada), Inc.	New Brunswick(4)
Salon Success BV	Netherlands
Kappersserv ice Floral B.V.	Netherlands
Exphair B.V.	Netherlands
Hair Zone B.V.	Netherlands
Sally Salon Services (Ireland) Ltd	Ireland
Sally Beauty Colombia S.A.S.	Colombia
Pro-Duo Spain SL	Spain
Salon del Exito, S.L.	Spain
Sally UK Holdings Limited	England
Sally Salon Services Ltd	England
MHR Limited	England
Sally Chile Holding SpA	Chile
Sinelco Group BVBA	Belgium
Sinelco International BVBA	Belgium
Sinelco Italiana SRL	Italy
Sinelco France SAS	France
Salon Services (Hair and Beauty Supplies) Ltd	Scotland
Salon Services Franchising Ltd	Scotland
Salon Success Limited	England(5)
Ogee Limited	England
Pro-Duo NV	Belgium
Pro-Duo France SAS	France
Vigox BVBA	Belgium
Montane Importaciones, S.L.	Spain
Pro-Duo Nederland BV	Netherlands
Wacos NV	Belgium
Ainat Lilibeth, S.L.	Spain
HUSH BVBA	Belgium
Kapperscentrale Bauwens N.V.	Belgium

(1) Doing business As Cosmoprof

(2) Doing business as CosmoProf, Matrix of Los Angeles, CosmoProf Professional Salon Services, Cosmovision Innovative Salon Concepts, Infinity Salon Services, Matrix Distribution of Hawaii and WDG Hawaii

(3) Doing business as Belleza

(4) Doing business as CosmoProf and Sally Beauty Supply

(5) Education division doing business as 3·6·5